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                                                                    EXHIBIT 12.1


                       FelCor Lodging Limited Partnership
                       Ratio of Earnings to Fixed Charges


                                                                                         Year Ended December 31,
                                                                            ----------------------------------------------------
                                                                               1996         1997          1998           1999
                                                                            ---------     ---------     ---------     ---------
                                                                                           (dollars in thousands)

 RATIO OF EARNINGS TO FIXED CHARGES:
     EARNINGS:
         Income (loss) before extraordinary items                           $  48,881     $  69,652     $ 124,414     $ 136,889
         Add minority interest in consolidated subsidiaries                                     573         1,121         2,713
         Deduct income from equity investees                                   (2,010)       (6,963)       (7,017)       (8,484)

         Add fixed charges                                                     11,133        29,811        77,724       130,685

         Add amortization of capitalized interest                                 129           227           667         1,109
         Add distributed income of investments in
              unconsolidated joint ventures                                     1,954         4,211        19,066        19,581
         Deduct capitalized interest                                           (1,330)       (1,019)       (4,542)       (5,249)
                                                                            ---------     ---------     ---------     ---------
         Earnings                                                           $  58,757     $  96,492     $ 211,433     $ 277,244
                                                                            =========     =========     =========     =========

     FIXED CHARGES:
         Interest expensed -includes amortization of discount, premium
                     and capitalized expenses related to debt               $   9,803     $  28,792     $  73,182     $ 125,436
         Capitalized interest                                                   1,330         1,019         4,542         5,249
                                                                            ---------     ---------     ---------     ---------
         Total fixed charges                                                $  11,133     $  29,811     $  77,724     $ 130,685
                                                                            ---------     ---------     ---------     ---------
Ratio of Earnings to Fixed Charges                                                5.3x          3.2x          2.7x          2.1x



                                                                                             Six Months Ended
                                                                                                 June 30,
                                                                                                (Unaudited)
                                                                           ----------     -----------------------
                                                                               2000          2000          2001
                                                                            ---------     ---------     ---------
                                                                                    (dollars in thousands)
 RATIO OF EARNINGS TO FIXED CHARGES:
     EARNINGS:
         Income (loss) before extraordinary items                           $  70,256     $ (12,372)    $  16,566
         Add minority interest in consolidated subsidiaries                     3,570         2,093         2,282
         Deduct income from equity investees                                  (14,820)       (5,648)       (6,328)

         Add fixed charges                                                    159,700        78,141        82,028

         Add amortization of capitalized interest                               1,200           576           610
         Add distributed income of investments in
              unconsolidated joint ventures                                    25,358        11,708         2,973
         Deduct capitalized interest                                           (1,080)         (497)         (229)
                                                                            ---------     ---------     ---------
         Earnings                                                           $ 244,184     $  74,001     $  97,902
                                                                            =========     =========     =========

     FIXED CHARGES:
         Interest expensed -includes amortization of discount, premium
                     and capitalized expenses related to debt               $ 158,620     $  77,644     $  80,998
         Capitalized interest                                                   1,080           497           229
                                                                            ---------     ---------     ---------
         Total fixed charges                                                $ 159,700     $  78,141     $  81,227
                                                                            =========     =========     =========
Ratio of Earnings to Fixed Charges                                                1.5x          0.9x          1.2x

                                                                                       Pro Forma
                                                                                      (Unaudited)
                                                                              ---------------------------
                                                                                            Six Months
                                                                               Year Ended      Ended
                                                                              December 31,   June 30,
                                                                                  2000         2001
                                                                              ------------  ------------
                                                                                (dollars in thousands)
 RATIO OF EARNINGS TO FIXED CHARGES:
     EARNINGS:
         Income (loss) before extraordinary items                              $ 164,993     $  94,742
         Add minority interest in consolidated subsidiaries                        3,567         2,287
         Deduct income from equity investees                                     (11,436)       (6,328)

         Add fixed charges                                                       327,137       159,141

         Add amortization of capitalized interest                                  1,200           610
         Add distributed income of investments in
              unconsolidated joint ventures                                       25,358         2,973
         Deduct capitalized interest                                              (3,888)       (1,175)
                                                                               ---------     ---------
         Earnings                                                              $ 506,931     $ 252,250
                                                                               =========     =========


     FIXED CHARGES:
         Interest expensed -includes amortization of discount, premium
                  and capitalized expenses related to debt                     $ 323,249     $ 157,966
         Capitalized interest                                                      3,888         1,175
                                                                               ---------     ---------
         Total fixed charges                                                   $ 327,137     $ 159,141
                                                                               =========     =========

Ratio of Earnings to Fixed Charges                                                   1.5x          1.6x